Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for Third Quarter of Fiscal 2011

SUNNYVALE, Calif., May 5, 2011 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the third quarter of fiscal year 2011, ended March 31, 2011.

For the third quarter of fiscal 2011, Accuray reported total revenue of $54.7 million, an increase of five percent from total revenue of $51.9 million during the third quarter of fiscal 2010. Total revenue during the third quarter of fiscal 2011 included $0.2 million of previously deferred revenue for systems sold with legacy Platinum service agreements, compared to $2.1 million in the third quarter of fiscal 2010.

Net loss for the third quarter of fiscal 2011 was $1.2 million, or $0.02 per share, compared to net income of $2.3 million, or $0.04 per share, during the same period last year. The net loss was attributable to approximately $2.6 million in costs associated with the pending acquisition of TomoTherapy.

Orders to backlog totaled $58.5 million during the third quarter: $43.2 million for systems and $15.3 million for service. System backlog totaled $158.5 million at the end of the third quarter, comparable to the previous quarter and a 27 percent increase from the same quarter last year. Service backlog totaled $243.5 million at the end of the third quarter, comparable to the previous quarter and an 18 percent increase from the same quarter last year. Total backlog was $413.4 million at the end of the third quarter, comparable to and up 18 percent, respectively, from the prior quarter and the third quarter last year.

During the third quarter, 13 orders for CyberKnife® Robotic Radiosurgery Systems were added to backlog, two orders were cancelled by customers, and one order aged beyond two and a half years and is no longer reported in backlog.

During the third quarter, 13 CyberKnife Systems were shipped and four were installed, increasing the worldwide CyberKnife installed base to 226 systems.

“Due to the continued flow of new CyberKnife orders in the third quarter, backlog grew by 18 percent from the same period last year,” said Euan Thomson, president and chief executive officer of Accuray Incorporated. “For those healthcare institutions serious about becoming full body radiosurgery centers, the CyberKnife Robotic Radiosurgery System remains the clear and differentiated choice.”

Accuray’s cash and marketable securities totaled $143 million as of March 31, 2011.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2011 Accuray maintains its expectation that revenue will be in the range of $210 million to $225 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Thursday, May 5, 2011 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-866-578-5784 (USA) or 1-617-213-8056 (International), Conference ID:  59351513.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 19680048, beginning at 5:00 p.m. PT / 8:00 p.m. ET, May 5, 2011 and will be available through May 8, 2011. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the fourth quarter of fiscal 2011, ending June 30, 2011.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 100,000 patients worldwide and currently more than 226 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2011, the portion of revenue attributable to CyberKnife System revenue, gross margin, profitability, customer installation schedules, realization of backlog and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2010 fiscal year which has been filed with the Securities and Exchange Commission, as updated in our Form 10-Q to be filed on or before May 10, 2011. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

Net revenue:
Products	$35,249	$33,783	$88,915	$99,815
Shared ownership programs	335	484	1,856	1,421
Services	18,253	17,545	54,833	57,887
Other	910	128	1,457	714
Total net revenue	54,747	51,940	147,061	159,837
Cost of revenue:
Cost of products	14,114	14,430	34,508	46,638
Cost of shared ownership programs	85	228	379	877
Cost of services	12,152	11,806	35,397	38,859
Cost of other	1,083	100	1,761	503
Total cost of revenue	27,434	26,564	72,045	86,877
Gross profit	27,313	25,376	75,016	72,960
Operating expenses:
Selling and marketing	8,127	7,179	23,874	25,891
Research and development	9,291	7,719	26,651	23,150
General and administrative	10,421	7,719	27,461	27,079
Total operating expenses	27,839	22,617	77,986	76,120
Income (loss) from operations	(526)	2,759	(2,970)	(3,160)
Other income (loss), net	22	(227)	2,314	684
Income (loss) before provision for (benefit from) income taxes	(504)	2,532	(656)	(2,476)
Provision for (benefit from) income taxes	656	260	1,046	(297)
Net income (loss)	$(1,160)	$2,272	$(1,702)	$(2,179)
Net income (loss) per share:
Basic net income (loss) per share	$(0.02)	$0.04	$(0.03)	$(0.04)
Weighted average common shares used in computing basic net income (loss) per share	59,960	57,851	59,298	57,352
Diluted net income (loss) per share	$(0.02)	$0.04	$(0.03)	$(0.04)
Weighted average common shares used in computing diluted net income (loss) per share	59,960	60,470	59,298	57,352

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 30,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$57,332	$45,434
Restricted cash	22	22
Short-term available-for-sale securities	85,603	99,881
Accounts receivable, net of allowance for doubtful accounts of $225 and $115 at March 31, 2011 and June 30, 2010, respectively	44,871	37,955
Inventories	34,408	28,186
Prepaid expenses and other current assets	9,150	19,356
Deferred cost of revenue—current	5,131	7,889
Total current assets	236,517	238,723
Deferred cost of revenue—noncurrent	2,193	3,213
Property and equipment, net	16,514	14,684
Goodwill	4,495	4,495
Intangible assets, net	194	388
Other assets	1,816	1,681
Total assets	$261,729	$263,184
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,873	$10,317
Accrued compensation	9,941	10,786
Other accrued liabilities	7,881	10,669
Customer advances	13,484	12,884
Deferred revenue—current	35,626	42,019
Total current liabilities	76,805	86,675
Long-term other liabilities	999	1,059
Deferred revenue—noncurrent	4,655	5,374
Total liabilities	82,459	93,108
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 62,291,644 and 60,666,974 shares at March 31, 2011 and June 30, 2010, respectively; outstanding: 60,151,626 and 58,526,956 shares at March 31, 2011 and June 30, 2010, respectively	60	59
Additional paid-in capital	298,530	287,764
Accumulated other comprehensive income (loss)	85	(71)
Accumulated deficit	(119,405)	(117,676)
Total stockholders’ equity	179,270	170,076
Total liabilities and stockholders’ equity	$261,729	$263,184